UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 13, 2010

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

Acquisition Agreement

As previously disclosed, NexCen Brands, Inc. (the “Company”), together with an investment bank retained by it, has been exploring and evaluating alternatives to the Company’s current debt and capital structure, including a recapitalization of the Company, a restructuring of the Company’s debt and/or a sale of all or a portion of the Company’s business.  As a result of that process, on May 13, 2010, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with Global Franchise Group, LLC, a Delaware limited liability company (“Purchaser”).  Purchaser is an affiliate of Levine Leichtman Capital Partners IV, L.P. (“LLCP IV”), a fund managed by Levine Leichtman Capital Partners, an independent investment firm.

Transaction; Consideration.  Pursuant to the Acquisition Agreement, Purchaser will acquire the subsidiaries of the Company that own the Company’s franchise business assets and also the Company’s franchise management operations, including the Company’s management operations in Norcross, Georgia, and its cookie and pretzel dough factory and research facility in Atlanta, Georgia.  Specifically, the Company will: (i) sell to Purchaser all of the Company’s equity interests in TAF Australia, LLC; (ii) cause NexCen Holding Corporation to sell to Purchaser all of its equity interests in Athlete’s Foot Brands, LLC, The Athlete’s Foot Marketing Support Fund, LLC, GAC Franchise Brands, LLC, GAC Manufacturing, LLC, GAC Supply, LLC, MaggieMoo’s Franchise Brands, LLC, Marble Slab Franchise Brands, LLC, PM Franchise Brands, LLC, PT Franchise Brands, LLC, and ShBx IP Holdings LLC (such companies, along with TAF Australia, LLC and their respective subsidiaries, the “Acquired Companies”); (iii) cause NB Supply Management Corp. (“NB Supply”) to sell to Purchaser certain specified assets, and to assign to Purchaser certain specified liabilities; and (iv) cause NexCen Franchise Management, Inc. (“NF Management”) to sell to Purchaser certain specified assets, and to assign to Purchaser certain specified liabilities (such shares and assets, collectively the “NexCen Franchise Business”).  The purchase price is $112,500,000, subject to closing adjustments for cash, indebtedness, other than borrowings under the BTMUCC Credit Facility (as defined and discussed below), working capital and other specified items.

Closing Conditions.  The closing is subject to the satisfaction of specified closing conditions, including: (i) approval of the sale by the Company’s stockholders; (ii) satisfaction of the Company’s outstanding indebtedness under the BTMUCC Credit Facility (to the extent required by the Accord and Satisfaction Agreement (as discussed and defined below)) and release of all liens and other obligations relating to such indebtedness; (iii) receipt of specified third-party consents; (iv) the absence of a Material Adverse Effect (as defined in the Acquisition Agreement) and of certain other specified events (including insolvency, loss of 25% or more of the employees of the NexCen Franchise Business or termination or breach of the agreements with BTMU Capital Corporation (“BTMUCC”) signed in connection with this transaction (and discussed below)); and (v) other customary closing conditions for a transaction of this type.

Dissolution.  The Acquisition Agreement provides that the Board of Directors of the Company (the “Board”) will, subject to its fiduciary duties, submit a plan of dissolution to the Company’s stockholders for their approval, which plan will provide, subject to the fiduciary duties of the members of the Board, for the distribution, as promptly as the Board determines in good faith is advisable, to the Company’s stockholders of as much money as is available for such distribution, taking into account applicable law and the liabilities of the Company and its remaining subsidiaries.  The Company’s current estimates of the possible results of a dissolution process are discussed below in Item 8.01 of this Report.

Representations and Warranties; Covenants; Non-Solicitation; Change of Recommendation.  The Acquisition Agreement contains customary representations, warranties and covenants for a transaction of this type.  The Company has agreed that it will not (and will use its reasonable best efforts to cause its subsidiaries and representatives not to) (i) directly or indirectly solicit, initiate, or knowingly encourage any alternative sale, restructuring or similar transaction (referred to in the Acquisition Agreement as a “Takeover Proposal”), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in negotiations or discussions, or furnish or disclose to any third party any information, with respect to any Takeover Proposal, subject to exceptions set forth in the Acquisition Agreement.  The Company has also agreed that the Board will not change its recommendation to the Company’s stockholders that they approve the transactions contemplated by the Acquisition Agreement; however, subject to the terms and conditions set forth in the Acquisition Agreement, including the Company’s obligation to pay the termination fee discussed below, the Board may, in response to a Takeover Proposal, change its recommendation (or cause or permit the Company or any of its subsidiaries to enter into an agreement with respect to a Takeover Proposal) if the Board has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that the Takeover Proposal constitutes a “Superior Proposal” (as defined in the Acquisition Agreement) and that failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.  Purchaser is entitled to customary notice and matching rights before the Board may change its recommendation to the Company’s stockholders.

Termination; Termination Fees; Expense Reimbursement. The Acquisition Agreement provides for customary termination rights of the parties to the agreement for a transaction of this type.  The Acquisition Agreement also provides that, under specified circumstances following a termination of the agreement, the Company may be required to pay Purchaser a termination fee of $4.5 million and/or reimburse Purchaser for up to $500,000 of its expenses.

The Company expects the sale of the NexCen Franchise Business to be completed in the third quarter of 2010.

In connection with the signing of the Acquisition Agreement, LLCP IV entered into a letter agreement, dated May 13, 2010, in which it committed to provide the funding required by Purchaser to complete the acquisition or, absent a closing, to support certain obligations of the Purchaser that may be owed to the Company.  The Company is also a party to this letter agreement.  Funding is conditioned upon the absence of an insolvency by the Company or any of its subsidiaries and the occurrence of any one of the following: (a) satisfaction of the closing conditions in the Acquisition Agreement; (b) a court order that Purchaser specifically perform its obligations to close the transactions under the Acquisition Agreement; or (c) a court order, arbitration award or settlement entitling the Company to receive monetary damages for a pre-closing breach of the Acquisition Agreement by Purchaser.  The letter agreement will terminate upon the occurrence of specified events, including closing under the Acquisition Agreement, termination or expiration of the Acquisition Agreement in accordance with its terms (except where the Company makes a claim against Purchaser for a pre-closing breach, in which case the letter agreement will remain in effect until the claim is resolved), termination of the Accord and Satisfaction Agreement, actions by BTMUCC to enforce its remedies under the BTMUCC Credit Facility (such as acceleration of the maturity of outstanding debt or foreclosures on collateral) and an insolvency involving the Company or its subsidiaries.  The maximum amount that LLCP IV is required to fund under the letter agreement is $112.5 million.

Accord and Satisfaction Agreement

In connection with the signing of the Acquisition Agreement, the Company, NexCen Holding Corporation, a wholly owned subsidiary of the Company (“Issuer”), certain of the Issuer’s subsidiaries (“Subsidiary Borrowers” or “Co-Issuers”) and BTMUCC entered into an Accord and Satisfaction Agreement, dated as of May 13, 2010 (the “Accord and Satisfaction Agreement”), with respect to its existing credit facility (the “BTMUCC Credit Facility”).  The Accord and Satisfaction Agreement provides that the Issuer and the Co-Issuers can satisfy and permanently extinguish all outstanding obligations under the BTMUCC Credit Facility through the payment of (i) $98,000,000, (ii) the amount by which aggregate consideration for the sale of the Company (after giving effect to various adjustments) exceeds $112,500,000, (iii) the amount by which the Company’s cash (after giving effect to various adjustments) exceeds $6,000,000, and (iv) all outstanding third-party fees and expenses of BTMUCC.

In addition to the payment of the amounts set forth above, the effectiveness of the Accord and Satisfaction Agreement is contingent upon (i) the Issuer returning to BTMUCC an outstanding letter of credit issued on behalf of the Issuer and the Co-Issuers with respect to certain of their cash management obligations, (ii) the release of any claims the Issuer and Co-Issuers may have, if any, against BTMUCC and its affiliates (as provided in the Accord and Satisfaction Agreement), and (iii) delivery of customary closing certificates and resolutions, and other customary closing items.

The Accord and Satisfaction Agreement requires that the Issuer and Co-Issuer use commercially reasonable efforts to consummate the acquisition as provided in the Acquisition Agreement.  The Accord and Satisfaction Agreement terminates if the closing conditions are not met by October 1, 2010.

Waiver and Omnibus Amendment

In connection with entering into the Accord and Satisfaction Agreement, BTMUCC, the Issuer, the Co-Issuers, and the Company entered into a Waiver and Omnibus Amendment, dated as of May 13, 2010 (the “Waiver and Omnibus Amendment”), which among other things (i) permitted the Issuer and Co-Issuers to enter into the Acquisition Agreement and the Accord and Satisfaction Agreement and to consummate the transactions contemplated thereunder, (ii) waived certain events of default that may occur during the period from the signing of the Acquisition Agreement through October 1, 2010 and (iii) BTMUCC agreed to forbear from taking any actions against the Issuer and Co-Issuers under the BTMUCC Credit Facility during such period with respect to events of default that might occur during such period other than certain enumerated events of default, including, without limitation, payment and bankruptcy defaults.  Additionally, the Waiver and Omnibus Amendment extended from May 31, 2010 to the earlier of (i) October 1, 2010 or (ii) the termination of the Accord and Satisfaction Agreement, the trigger date on which BTMUCC would be entitled to receive a warrant covering up to 2.8 million shares of the Company’s common stock at an exercise price of $0.01 per share if the Class B franchise notes are not repaid by the trigger date.

The foregoing descriptions of the Acquisition Agreement, the Accord and Satisfaction Agreement and the Waiver and Omnibus Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed as Exhibits 2.1, 10.1 and 10.2 to this Current Report on Form 8-K.

The Acquisition Agreement and the Accord and Satisfaction Agreement have been included as exhibits to this Current Report on Form 8-K to provide you with information regarding their terms.  The Acquisition Agreement and the Accord and Satisfaction Agreement contain representations and warranties that the parties thereto made to the other parties thereto as of specific dates.  The assertions embodied in the representations and warranties in the Acquisition Agreement and the Accord and Satisfaction Agreement were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Company entered into an Accord and Satisfaction Agreement and Waiver and Omnibus Amendment related to its existing credit facility.  The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01                      Other Events

The Company cannot predict with certainty the timing or results of a dissolution process, if one is implemented following completion of the sale transaction under the Acquisition Agreement.  Before making any distribution to its stockholders, the Company will be required to address current and reasonably anticipated liabilities, including contingent claims.  The Company has, and will continue to incur, various obligations to third parties as part of its ordinary course operations, including salary and other operating expenses, severance obligations to employees, and the resolution of outstanding litigation.  In addition, there will be costs associated with any dissolution process.

While the Company is continuing to work through plans to address these matters in as efficient a manner as possible, based on current estimates, and taking into account the terms of the Accord and Satisfaction Agreement described above, the Company anticipates that it will have approximately $14-$15 million of cash upon completion of the sale transaction, after currently anticipated closing adjustments and net of the payment of all transaction expenses.  Based on this estimate, the Company further estimates that it would have approximately $7-$9 million ultimately available to distribute to stockholders in a dissolution, which would amount to approximately $0.12 to $0.16 per share, on a pre-tax basis.  These amounts are only estimates, based on current facts and current, reasonable expectations.  They are subject to substantial uncertainty and risk, as discussed in more detail in Item 1A of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which the Company filed with the Securities and Exchange Commission on May 17, 2010.  In addition, the timing of any distribution to stockholders is uncertain and could take a substantial period of time to achieve.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include those regarding the transaction between the Company and Purchaser, the expected timing and completion of the transaction, estimates of retained proceeds from the transaction, and the process and anticipated results of a future dissolution of the Company.  When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company are intended to identify such forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences include: (1) we may not complete the transaction on the negotiated terms, within the expected timeframe or at all; (2) we may not obtain the approval of the transaction or a plan of dissolution by our stockholders; (3) we may not obtain governmental approvals of the transaction or satisfy other conditions required to close the transaction; (4) transaction fees and costs and expenses incurred in connection with a dissolution and wind-down of the Company may be greater than what we estimate; (5) economic conditions may vary and may negatively affect the performance of our business; (6) the effects of disruption from the transaction may make it more difficult to maintain relationships with our employees, franchisees, lender, business partners, vendors and other service providers; (7) the amount and timing of any distribution to our stockholders after completion of the transaction may vary due to various factors within and outside the Company’s control; and (8) other risks and factors, as discussed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors set forth in Item 1A of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which was filed today with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

This Current Report on Form 8-K addresses both the proposed transaction between the Company and Purchaser, as well as a possible plan of dissolution.  This Current Report on Form 8-K is not a solicitation of a proxy from any stockholder of the Company.  The Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents to be mailed to stockholders in connection with the pending transaction and any plan of dissolution that is proposed to stockholders.  Stockholders are encouraged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about the Company, the pending transaction and any plan of dissolution that is proposed to stockholders.  Stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, these materials (when they are available) may be obtained free of charge by directing a request to the Company’s proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 456-3488.

Participants in the Transaction

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the pending transaction and any plan of dissolution that is proposed to stockholders.  Information about the Company’s directors and executive officers can be found in the Company’s most recently filed definitive proxy statement and Annual Report on Form 10-K/A filed for the year ended December 31, 2009, which were filed with the SEC on November 3, 2009 and April 29, 2010, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

2.1           Acquisition Agreement, dated as of May 13, 2010, by and between NexCen Brands, Inc. and Global Franchise Group, LLC.

10.1           Accord and Satisfaction Agreement, dated as of May 13, 2010, by and among NexCen Brands, Inc., NexCen Holding Corporation, the Subsidiary Borrowers parties thereto, the Managers parties thereto, BTMU Capital Corporation, as Agent for the Noteholders, and the Noteholders (as defined in the agreement).

10.2           Waiver and Omnibus Amendment, dated as of May 13, 2010, by and among BTMU Capital Corporation as Agent and as Noteholder, NexCen Holding Corporation as Issuer, NexCen Brands, Inc., and the Subsidiary Borrowers parties thereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 17, 2010.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel